SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (this “Second Amendment”) is executed as of July 18, 2008 by and among NUTRACEA, a California corporation (“Employer”), and TODD C. CROW, an individual (“Employee”).

A. WHEREAS, Employer, Employee and The RiceX Company, a Delaware corporation, are parties to that certain Employment Agreement dated as of October 20, 2003 (the “Agreement”);

B. WHEREAS, Employer, Employee and The RiceX Company are parties to that certain First Amendment to Employment Agreement dated as of October 5, 2005;

C. WHEREAS, Employer and Employee desire to amend the Agreement as set forth in this Second Amendment;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AMENDMENT

1. Amendment. The following paragraphs are amended and restated or added, as applicable, as follows:

a. Section 3., Term of Employment, is amended by deleting the entire paragraph thereof and adding the following paragraph:

“3. Term of Employment. Employee’s term of employment pursuant to this Agreement shall commence on the July 21, 2008 and shall terminate on the earlier of (i) March 31, 2009, or (ii) upon Employer’s appointment of a successor chief financial officer, or (iii) upon a Change of Control of Employer (as such term is defined below). Upon termination of this Agreement, the Employment Severance Agreement, attached hereto as Exhibit A, and the Independent Contractor Agreement, attached hereto as Exhibit B, shall immediately become effective; provided that such Employment Severance Agreement and Independent Contractor Agreement shall not become effective and shall have no force or effect if Employee resigns prior to the expiration of the term set forth in the first sentence of this Section 3. The parties agree to take all actions necessary to accomplish the foregoing to effect and execute the Employment Severance Agreement and the Independent Contractor Agreement. For purposes of this Agreement, “Change of Control” of Employer is defined as the date of (i) the consummation of a merger or consolidation of Employer with any other corporation or the acquisition of shares of stock in Employer by a third party, which results in the voting securities of Employer outstanding immediately prior thereto failing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of Employer or such surviving entity outstanding immediately after such merger or consolidation, or (ii) the consummation of the sale or disposition by Employer of all or substantially all of Employer's assets.”

2. Affirmation. In order to induce each other to enter into this Second Amendment, the parties hereby confirm that all terms and provisions of the Agreement have been and continue to be in all respects in full force and effect, and no violation of the terms and conditions of the Agreement has occurred.

3. Effective Date; Assignment and Assumption. This Second Amendment shall become effective only upon the Effective Time. Effective immediately from and after the Effective Time, (i) all of Company’s right, title and interest in and to the Agreement, as amended by this Second Amendment, shall be deemed to have been assigned, granted, bargained, transferred, conveyed, set over and delivered unto Employer, and (ii) Employer shall be deemed to have assumed the Agreement, as amended by this Second Amendment, and shall faithfully and timely discharge and perform each and every obligation of Company arising under the Agreement, as amended by this Second Amendment.

4. Modification; Interpretation. Except as expressly set forth in this Second Amendment, this Second Amendment shall not alter, amend, or otherwise modify the terms and provisions of the Agreement. From and after the Effective Time, all references in the Agreement to “the Agreement,” “this Agreement” or any similar reference shall refer to the Agreement as amended by this Second Amendment. From and after the Effective Time, all references in the Agreement to “Employer,” or any similar reference shall refer to NutraCea, a California corporation. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement or the Merger Agreement.

5. Approval by Company’s Board of Directors. Company hereby represents that its Board of Directors has duly approved the terms of this Second Amendment.

[The Remainder of this Page is Intentionally Left Blank -- Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first set forth above.

NUTRACEA

By:	/s/ Bradley Edson	/s/ Todd C. Crow
Name: Bradley Edson		TODD C. CROW
Title: Chief Executive Officer

EXHIBIT A

EMPLOYMENT SEVERANCE AGREEMENT

This Employment Severance and Release Agreement (“Agreement”) is made by and between NutraCea, with a principal business address at 5090 North 40th Street, Phoenix, AZ 85018 and Todd C. Crow, an individual with principal address at 8335 Walden Woods Way, Granite Bay, CA 95746 (“Employee”) as follows:

1. Separation from Employment. Employee’s employment with NutraCea terminated pursuant to the Employment Agreement originally entered into on October 20, 2003, and amended pursuant to the First Amendment to Employment Agreement dated October 5, 2005, and the Second Amendment to Employment Agreement dated July 19, 2008 (collectively “Employment Agreement”). Such date of termination is referred to herein as the “Termination Date”. This Agreement shall be effective as of such Termination Date unless otherwise provided in the Employment Agreement.

2. Severance Payments. NutraCea does not have a policy or obligation to pay severance pay, but nevertheless, agrees to make severance payments to Employee as set forth in this Section 2. Subject to and conditioned upon Employee’s compliance with each and every obligation of Employee set forth herein, specifically including, without limitation, Employee’s obligations of no disparagement, no solicitation, non-interference, and confidentiality as set forth in Sections 9, 10 and 11 of this Agreement, NutraCea agrees to pay to Employee one lump sum severance payment equal to Employee’s current annual salary, which is equal to the annual salary amount payable to Employee pursuant to the Employment Agreement as in effect immediately prior to the Termination Date. (the “Severance Payment”). In addition to the Severance Payment, NutraCea agrees to pay in full on or prior to the Termination Date, the car lease referenced on Exhibit A attached hereto, and to assign to Employee the computer items referenced on Exhibit A attached hereto.

2.1. Payments Schedule; Withholding. NutraCea shall pay Employee the Severance Payment in accordance with NutraCea’s standard payroll practices. The severance payment shall be subject to the customary withholding tax and other employment taxes as required with respect to compensation paid to its employees.

2.2. Medical and Health Benefits. Employee will also be offered the opportunity for continued coverage under NutraCea’s health insurance plans until March 31, 2009. Thereafter, NutraCea shall reimburse employee for his subsequent COBRA payments made after March 31, 2009 and continuing for eighteen (18) months thereafter, unless during such time, Employee becomes eligible to obtain coverage under Medicare Plans A and B, in which case, NutraCea shall be under no further obligation to reimburse Employee for such COBRA payments. NutraCea’s insurance agent will send Employee information regarding this coverage.

2.3 Stock Option Grants. The options, warrants and any other rights identified on Exhibit B, as acknowledged and approved by the Company’s CEO will remain vested, or shall become vested and capable of exercise pursuant to their terms, as provided in the stock option agreements delivered pursuant to NutraCea’s equity incentive plans. All options assumed by NutraCea from RiceX identified on Exhibit B are (1) approved to be exercisable using a cashless exercise (net exercise) provision, provided this method of exercise is chosen by optionee as the method of exercise; and (2) amended in the event the optionee dies or becomes disabled, the expiration period shall be one year from the date of death or disability. Additionally, the options which are scheduled to expire on October 4, 2008 shall be amended to extend the expiration period three years from termination date. The Company shall also waive all performance requirements for the option issued to Employee on January 8, 2008.

2.4 Director and Officer Insurance Indemnity. NutraCea shall maintain current levels of officer’s insurance for the benefit of Employee on the terms provided in the Indemnification Agreement between NutraCea and Employee as in effect on the Termination Date.

3. Payment of Salary. Employee’s vacation and sick leave shall cease accruing on the Termination Date. Aside from the severance payments set forth in Section 2 of this Agreement, Employee acknowledges and represents that NutraCea has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to Employee.

4. Business Expenses. Employee acknowledges and warrants to NutraCea that Employees has been reimbursed for all business expenses, in accordance with NutraCea’s reimbursement policy.

5. Release of Liability. Employee acknowledges that he enters this Agreement freely and voluntarily, and agrees as follows:

5.1 ADEA Waiver. Employee acknowledges that he is knowingly and voluntarily waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”). Employee also acknowledges that the consideration given for the waiver and release pursuant to this Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this Agreement in writing, as required by the ADEA, that:

(a)	his waiver and release does not apply to any rights or claims that may arise after the execution date of this Agreement;

(b)	he has the right to consult with an attorney prior to executing this Agreement;

(c)	he has twenty-one (21) days to consider this Agreement (although Employee may choose to waive this provision by voluntarily executing this Agreement earlier);

(d)	he has seven (7) days following the execution of this Agreement to revoke the Agreement; and

(e)	this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after this Agreement is executed by both parties (“Effective Date”).

5.2  Statutory Claims. Employee acknowledges that Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Age Discrimination in Employment Act of 1967, the Rehabilitation Act of 1973, the Vietnam Era Veterans Readjustments Assistance Act of 1974, the Federal Family and Medical Leave Act of 1993, the California Family Rights Act of 1991, the Federal Family and Medical Leave Act of 1993, and the California Fair Employment and Housing Act, as amended, and applicable provisions of California's Labor Code provide the right to an employee to bring charges, claims or complaints against an employer if Employee believes he has been discriminated against on a number of bases, including race, ancestry, color, religion, sex, marital status, national origin, age, status as a veteran of the Vietnam era, request or need for family or medical leave, physical or mental disability, medical condition or sexual preference. Employee, with full understanding of the rights afforded to him or her under these federal and state laws, agrees that he will not file, or cause to be filed against NutraCea, any charges, complaints, or actions based on any alleged violation of these federal and state laws, or any successor or replacement federal or state laws. Employee hereby waives any right to assert a claim for relief available under these federal and state laws including, but not limited to, back pay, front pay, attorneys’ fees, damages, consequential damages, punitive damages, reinstatement, or injunctive relief, which Employee may otherwise recover based on any alleged violation of these federal and state laws, or any successor or replacement federal or state laws.

5.3. Common Law Claims. Employee acknowledges that he may have certain common law rights to file a lawsuit claiming wrongful discharge in violation of an express and/or implied contract or in violation of a public policy. Employee expressly waives any and all tort and/or contract claims that he may have against NutraCea for wrongful discharge, misrepresentation, fraud, defamation, interference with prospective business advantage, interference with contractual relationships, intentional and/or negligent infliction of emotional distress, negligence, promissory estoppel, and/or breach of the covenant of good faith and fair dealing.

5.4 General Release. Employee hereby irrevocably and unconditionally releases and forever discharges NutraCea and all of its officers, agents, directors, supervisors, employees, representatives, affiliates, related companies, and their successors and assigns and all persons acting by, through, under or in concert with any of them from any and all charges, complaints, grievances, claims, actions, and liabilities of any kind (including attorneys’ fees, interest, expenses and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected (hereinafter referred to as “Claims”), which Employee has or may have in the future, arising out of Employee’s employment with NutraCea. All such Claims are forever barred by this Agreement and without regard to whether these Claims are based on any alleged breach of duty arising in contract or tort, any alleged employment discrimination or other unlawful discriminatory act, or any claim or cause of action regardless of the forum in which it may be brought, including without limitation, claims under the National Labor Relations Act (to the extent permitted by law), Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1964, as amended, the Americans With Disability Act, the Federal Family and Medical Leave Act of 1993, the Rehabilitation Act of 1973, the Vietnam Era Veterans Readjustment Assistance Act of 1974, the California Family Rights Act of 1991, the Federal Family and Medical Leave Act of 1993, and the California Fair Employment and Housing Act, as amended, and applicable provisions of California's Labor Code.

6. Confidential Information. Employee acknowledges that during the course of his duties with NutraCea, he handled confidential information of NutraCea and its affiliates. Employee agrees he will retain in the strictest confidence all confidential matters which relate to NutraCea or its affiliates, including, without limitation, pricing lists, business plans, financial projections and reports, business strategies, internal operating procedures and other confidential business information from which NutraCea derives an economic or competitive advantage or from which NutraCea might derive such advantage in its business, whether or not labeled “secret” or “confidential,” and not to disclose directly or indirectly or use by him in any way, at any time, except as permitted by law.

7. Trade Secrets. Employee shall not disclose to any others or take or use for Employee’s own purposes or purposes of any others at any time, any of NutraCea’s trade secrets, including without limitation, confidential information; customer lists; information concerning current or any future and proposed work, services or products; or the fact that any such work, services or products are planned, under consideration, or in production, as well as any description thereof. Employee agrees that these restrictions shall also apply to (i) trade secrets belonging to third parties in NutraCea’s possession and (ii) trade secrets conceived, originated, discovered or developed by Employee during the term of his employment.

8. Inventions; Ownership Rights. Employee agrees that all ideas, techniques, inventions, systems, formulas, discoveries, technical information, programs, prototypes and similar developments (“Developments”) developed, created, discovered, made, written or obtained by him or her in the course of or as a result, directly or indirectly, of performance of his duties to NutraCea, and all related industrial property, copyrights, patent rights, trade secrets and other forms of protection thereof, shall be and remain the property of NutraCea. Employee agrees to execute or cause to be executed such assignments and applications, registrations and other documents and to take such other action as may be requested by NutraCea to enable NutraCea to protect its rights to any such Developments.

9. No Disparagement . The parties agree to treat each other respectfully and professionally and not disparage the other party, or the other party’s officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that both Employee and NutraCea will respond accurately and fully to any question, inquiry or request for information when required by the legal process.

10. Non-Interference; No Solicitation. Employee agrees not to unlawfully interfere with any of NutraCea’s contractual obligations with others. Furthermore, Employee agrees during a period of two (2) years after the date of this Agreement, not to, without NutraCea’s express written consent, on his behalf or on behalf of another: (i) contact with the intent to solicit or solicit the business of any client, customer, creditor or licensee of NutraCea, or (ii) contact with the intent to solicit or solicit employees of NutraCea to leave their employment, other than clerical employees. Employee acknowledges that this Section 10 is a reasonable and necessary measure deigned to protect the proprietary, confidential and trade secret information of NutraCea.

11. Confidentiality. Employee agrees that the terms of this Agreement including the payment hereunder are confidential and he will not disclose the terms of the Agreement to anyone except to a person who must know its terms for tax, financial or legal reasons. The parties agree that violations of this Section, Section 9 “No Disparagement” or Section 10 “Non-Interference; No Solicitation” are material breaches of this Agreement.

12. Return NutraCea Property. Employee agrees that he will promptly, within two (2) business days, return to NutraCea, all NutraCea’s or its affiliates’ memoranda, notes, records, reports, manuals, drawings, designs, computer files in any media and other documents (including extracts and copies thereof) relating to NutraCea or its affiliates, and all other property of NutraCea.

13. Actions Contrary to Law. Nothing contained in this Agreement shall be construed to require the commission of any act contrary to law, and whenever there is any conflict between any provision of this Agreement and any statute, law, ordinance, or regulation, contrary to which the parties have no legal right to contract, then the latter shall prevail; but in such event, the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within legal requirements.

14. Miscellaneous.

14.1 Notices. All notices to be given by either party to the other shall be in writing and may be transmitted by personal delivery, facsimile transmission, overnight courier or mail, registered or certified, postage prepaid with return receipt requested; provided, however, that notices of change of address or facsimile number shall be effective only upon actual receipt by the other party. Notices shall be delivered at the addresses set forth in the Preamble of this Agreement, unless changed as provided for herein.

14.2 Entire Agreement. This Agreement and any agreements incorporated herein by reference to the extent that they are consistent with this Agreement, supersede any all agreements, either oral or written, between the parties hereto with respect to its subject matter. Each party to this Agreement acknowledges that no representation, inducements, promises, or agreements, orally or otherwise, have been made by any party or anyone acting on behalf of any parties, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by both parties.

14.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

14.4 Jurisdiction and Venue. The parties hereby consent to the exclusive jurisdiction of the state and federal courts sitting in California in the venue of Sacramento County in any action on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement, provided such claim is not required to be arbitrated pursuant to Section 14.5. The parties further agree that personal jurisdiction over them may be effected by notice as provided in Section 14.1, and that when so made shall be as if served upon them personally within the State of California.

14.5 Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement, performance hereunder or breach thereof, which cannot be amicably settled, shall be settled by arbitration conducted in Sacramento, California or such other mutually agreed upon location. Said arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) at a time and place within the above-referenced location as selected by the arbitrator(s).

a. Initiation of Arbitration. After seven (7) days prior written notice to the other, either party hereto may formally initiate arbitration under this Agreement by filing a written request therefore. NutraCea shall pay the appropriate filing fees.

b. Selection of Arbitrator. The selection of a neutral arbitrator shall be in accordance with the AAA Commercial Arbitration Rules.

c. Discovery. The arbitrator shall permit adequate discovery.

d. Hearing and Determination Dates. The hearing before the arbitrator shall occur within thirty (30) days from the date the matter is submitted to arbitration. Further, a determination by the arbitrator shall be made within forty-five (45) days from the date the matter is submitted to arbitration. Thereafter, the arbitrator shall have fifteen (15) days to provide the parties with his decision in writing. However, any failure to meet the deadlines in this paragraph will not affect the validity of any decision or award.

e. Damages. The arbitrator shall have the authority to award appropriate damages, including injunctive relief, if requested.

f. Binding Nature of Decision. The decision of the arbitrator shall be binding on the parties. Judgment thereon shall be entered in a court of competent jurisdiction.

g. Injunctive Actions. Nothing herein contained shall bar the right of either party to seek from the arbitrator injunctive relief or other provisional remedies against threatened or actual conduct that will cause loss or damages under the usual equity rules including the applicable rules for obtaining preliminary injunctions and other provisional remedies.

h. Fees and Costs. The cost of arbitration, including the fees of the arbitrator, shall initially be borne by NutraCea; provided, the prevailing party (as determined by the arbitrator) shall be entitled to recover all such costs allowed by law, in addition to attorneys’ fees and other costs, in accordance with Section 14.6 of this Agreement.

14.6 Attorneys’ Fees.  In the event of any litigation, arbitration, or other proceeding arising out of this Agreement, or the parties’ performance as outlined herein, the prevailing party shall be entitled to an award of costs, including an award of reasonable attorneys’ fees. Any judgment, order, or award entered in any such proceeding shall designate a specific sum as such an award of attorneys’ fees and costs incurred. This attorneys’ fee provision is intended to be severable from the other provisions of this Agreement, shall survive any judgment or order entered in any proceeding and shall not be deemed merged into any such judgment or order, so that such further fees and costs as may be incurred in the enforcement of an award or judgment or in defending it on appeal shall likewise be recoverable by further order of a court or panel or in a separate action as may be appropriate.

14.7 Amendment, Waiver. No amendment or variation of the terms of this Agreement shall be valid unless made in writing and signed by Employee and NutraCea. A waiver of any term or condition of this Agreement shall not be construed as a general waiver by NutraCea. Failure of either Employee or NutraCea to enforce any provision or provisions of this Agreement shall not waive any enforcement of any continuing breach of the same provision or provisions or any breach of any provision or provisions of this Agreement.

14.8 Ambiguities. This Agreement shall not be subject to the rule that any ambiguities in the contract are to be interpreted against the drafter of the Agreement.

14.9 Counterparts.  This Agreement may be signed in one or more counterparts (by facsimile or otherwise), all of which shall be treated as one and the same instrument.

14.10 Warranty. Employee warrants that he is executing this Agreement of his own free will, and knowingly and voluntarily without any promises or representations other than those contained in this Agreement.

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The undersigned have executed this Agreement as of the date first written above.

EMPLOYEE

/s/ Todd C. Crow
Todd C. Crow

NUTRACEA

/s/ Brad Edson
Brad Edson, CEO

EXHIBIT A

Car Lease

Computer Equipment

EXHIBIT B

Assumed Options	Qualified	Date of	Expiration	Original	in RiceX	Number of	Board Date	Exercise	17-Jul-06	Cashless
Name	Non-Qualified	Warrant/Option	Date	Issuance	Merger	Shares	Approval	Price	Registration	Option	Vesting
Crow, Todd	Option	04-May-96	04-Oct-08	60,000	(13,920.60)	46,079	19-Jun-07	$0.30	333-135814	Yes	Fully Vested		(a	)
Crow, Todd	Option	03-Jun-96	04-Oct-08	50,000	(11,600.50)	38,399	19-Jun-07	$0.30	333-135814	Yes	Fully Vested		(a	)
Crow, Todd	Option	01-Nov-99	01-Nov-09	900,000	(208,809.00)	691,191	19-Jun-07	$0.30	333-135814	Yes	Fully Vested		(a	)
Crow, Todd	Option	22-Feb-01	22-Feb-11	50,000	(11,600.50)	38,399	19-Jun-07	$0.30	333-135814	Yes	Fully Vested		(a	)
Crow, Todd	Option	22-Feb-01	22-Feb-11	100,000	(23,201.00)	76,799	19-Jun-07	$0.30	333-135814	Yes	Fully Vested		(a	)
Crow, Todd	Option	29-Jan-02	29-Jan-12	50,000	(11,600.50)	38,399	19-Jun-07	$0.30	333-135814	Yes	Fully Vested		(a	)
Crow, Todd	SOP02002	02-Jan-02	02-Jan-12	125,000	(29,001.25)	95,998	19-Jun-07	$0.30	333-135814	Yes	Fully Vested		(a	)
Crow, Todd	SOP05002	31-Mar-05	31-Mar-15	700,111	(162,432.75)	537,678	19-Jun-07	$0.30	333-135814	Yes	Fully Vested		(a	)
Total Assumed Options							2,035,111	(472,166.1)	1,562,942

NutraCea Issued Options

Crow, Todd	SOP08003A	08-Jan-08	08-Jan-13	100,000		100,000	8-Jan-08	$1.49	No	Yes	(b	)	(c	)

Total Options issued and held									1,662,942

Notes:
(a) The Company’s Board of Directors acknowledges and resolves to approve the cashless exercise provision of said options in the event Employee retirement, dies or becomes disabled before the expiration period, which has an extension date of 6/19/07 for the Assumed Options

(b) NutraCea issued option shares which vest over one year as follows: 50% shall vest depending on revenue 50% shall vest depending on net income of the Company.

(c) In the event that the Employee retires, dies or becomes disabled, the expiration period extension shall apply and the Company shall use its best efforts to amend performance criteria, adjust the vesting period and include underlying shares in its next registration

EACH OF THE ABOVE OPTIONS ARE APPROVED TO BE EXERCISED USING A "CASHLESS EXERCISE" (IF EMPLOYEE ELECTS THAT METHOD OF PAYMENT).

Approved By:

/s/ Brad Edson
Bradley D. Edson, Chief Executive Officer

EXHIBIT B

INDEPENDENT CONTRACTOR AGREEMENT

This Agreement is entered into between Nutracea, a California corporation with principal offices at 5090 40th North Street, Suite 400, Phoenix, Arizona 85018 (“NutraCea” or “Company”) and Crow & Associates, LLC with principal address at 8335 Walden Woods Way, Granite Bay, CA 95746 (“Contractor”). The parties agree as follows:

1. Engagement; Duties. Subject to the terms and conditions of this Agreement, the Company hereby engages the Contractor as an independent contractor to advise the Company and its personnel on accounting systems, practices, and policies; review and advise the Company and its personnel on the appropriate accounting for transactions, and the preparation and filing of all financial statements as required by the Company’s internal requirements and reporting obligations pursuant to the Securities and Exchange Commission rules and regulations governing public companies; and report to the Chief Executive Officer on accounting systems, finance, and reports filed by the Company (collectively “Services”), and the Contractor hereby accepts such engagement. For purposes of intellectual property protection under this Agreement, the Company is the commissioning party. Contractor shall report to the Company’s Chief Executive Officer with respect to performance of Services.

2. Term; Compensation. This Agreement shall commence as and when provided in the Employment Agreement between the Company and Todd C. Crow, the principal of Contractor, originally entered into on October 20, 2003, and amended pursuant to the First Amendment to Employment Agreement dated October 5, 2005, and the Second Amendment to Employment Agreement dated July 19, 2008, which date is referred to herein as the “Effective Date”. This Agreement shall govern the parties’ relationship and shall terminate by its terms upon the first to occur of (i) the eighteenth (18) month following the Effective Date, or (ii) a Change of Control (as defined below), unless (iii) earlier terminated as provided in this Agreement (“Termination Date”). For Services performed, NutraCea shall pay Contractor a gross amount of $15,000 per month, due the first day of the month for the first twelve (12) months following the Effective Date. NutraCea shall pay Contractor a gross amount of $7,500 for the remaining six (6) months of the term of this Agreement, provided that Todd C. Crow, directly and/or through Contractor or any other successor in interest, has not exercised (from the options granted by NutraCea to Contractor or to Todd C. Crow) options to acquire more than one hundred and ten thousand (110,000) shares of stock in NutraCea. If Todd C. Crow and/or Contractor (directly and/or through any successor) has exercised options to acquire more than one hundred and ten thousand (110,000) shares of stock in NutraCea, this Agreement shall terminate the earlier of (i) twelve (12) months following the Effective Date or (ii) at the time of exercise. Upon a termination of this Agreement due to a Change of Control, NutraCea shall pay to Contractor all amounts payable hereunder for the balance of the full eighteen (18) month term. Such unpaid balance shall be payable in a one lump sum within 30 days of the Change of Control event. This Agreement also shall terminate prior to its Termination Date immediately upon and by reason of Todd C. Crow’s death or Permanent Disability, in which event the Company shall pay to the Contractor the unpaid balance of any compensation owed to the Contractor pursuant to the terms hereof. Such unpaid balance shall be payable in a one lump sum within 30 days of death or disability event. All payments to Contractor under this Agreement will be by bank check and in United States dollars.

1

For purposes of this Agreement, “Change of Control” of NutraCea is defined as the date of (i) the consummation of a merger or consolidation of NutraCea with any other corporation or the acquisition of shares of stock in NutraCea by a third party, either of which results in the voting securities of NutraCea outstanding immediately prior thereto failing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of NutraCea or such surviving entity outstanding immediately after such merger or consolidation or acquisition, or (ii) the consummation of the sale or disposition by NutraCea of all or substantially all of NutraCea's assets.

For purposes of this Agreement, “Permanent Disability” means any physical or mental impairment that (i) is diagnosed by a duly licensed physician as provided for in the following sentence and (ii) renders Todd C. Crow unable to perform the essential functions of the Services under the terms of this Agreement for a period of two consecutive months or an aggregate of 60 days in any period of 365 consecutive days, either with or without reasonable accommodation. At the Company’s request, the Contractor shall cause Todd C. Crow to submit to an examination by a duly licensed physician who is mutually acceptable to the Company and the Contractor for the purpose of ascertaining the existence of a Permanent Disability, and to authorize the physician to release the results of the examination to the Company.

3. Expenses. Company shall reimburse Contractor for all business costs and expenses incurred by Contractor and requested by Company in performance of Contractor’s obligations set forth in this Agreement in accordance with Company’s standard reimbursement and approval policies. Reasonable expenses will be billed to the Company and the Company will reimburse such approved out-of-pocket expenses. Notwithstanding the foregoing, expenses for the time spent by the Contractor in traveling to and from Company facilities will not be reimbursable.

4. Confidentiality. The Contractor acknowledges that during the engagement Contractor will have access to and become acquainted with various trade secrets, inventions, intellectual property, innovations, source code, processes, information, records and specifications owned or licensed by the Company and/or used by the Company in connection with the operation of its business including, without limitation, the Company’s business and product processes, methods, customer lists, Company login identifications, passwords, accounts and procedures. The Contractor (on behalf of itself and its principal) agrees that Contractor will not disclose any of the aforesaid, directly or indirectly, or use any of them in any manner, either during the term of this Agreement or at any time thereafter, except as required in the course of this engagement with the Company. All files, records, documents, blueprints, specifications, computer files, information, letters, notes, media lists, original artwork/creations, notebooks, and similar items relating to the business of the Company, whether prepared by the Contractor or otherwise coming into Contractor’s possession, will remain the exclusive property of the Company. The Contractor will not retain any copies of the foregoing without the Company’s prior written permission. Upon the expiration or earlier termination of Contractor’s engagement pursuant to this Agreement, or whenever requested by the Company, the Contractor will immediately deliver to the Company all such files, records, documents, specifications, information, and other items in Contractor’s possession or under Contractor’s control.

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5. Intellectual Property Rights in Works of Authorship. Contractor acknowledges and agrees that any inventions and intellectual property rights arising from the Services that qualify as works of authorship belong to the Company and are “works made for hire” as defined in section 101 et seq. of the United States Copyright Act, Title 17, United States Code (“Copyright Act”). In the event that the inventions and intellectual property rights arising from the Services (or any portion thereof) which qualify as works of authorship are not “works made for hire” as defined in the Copyright Act, Contractor hereby assigns all right, title and interest in and to the inventions and intellectual property rights arising from the Services (or any portion thereof) to the Company and Contractor will execute and deliver any and all documents, including but not limited to short form assignments, determined by the Company to be necessary to perfect its right, title and interest in and to the inventions and intellectual property rights arising from the Services (or any portion thereof), as well as all intellectual property rights embodied in or pertaining in any way to the inventions and intellectual property rights arising from the Services (or any portion thereof). If during the term of this Agreement, Contractor incorporates into Services an invention or other work of authorship previously owned by Contractor, or in which Contractor has an interest, (“Prior Invention”), the Company is hereby granted and will have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide and assignable license to use, modify, display, reproduce and distribute such Prior Invention as part of the Company’s products, related documentation or service offerings. The Company will be the sole author and owner of any and all inventions and works of authorship created pursuant to this Agreement and the parties do not intend to be joint authors in any works of authorship or inventions created pursuant to this Agreement. In addition, during the term of this Agreement, Contractor has no and shall not assert any ownership interest to the business names and/or trademarks of the Company.

6.  Conflicts of Interest; Non-hire Provision. The Contractor represents that Contractor is free to enter into this Agreement and that this engagement does not violate the terms of any agreement between the Contractor and any third party. Further, the Contractor, in rendering Contractor’s duties will not utilize any invention, discovery, development, improvement, innovation, or trade secret in which Contractor does not have a proprietary interest. During the term of this Agreement, the Contractor will devote as much of Contractor’s productive time, energy and abilities to the performance of Contractor’s duties hereunder as is necessary to perform the required duties in a timely and productive manner. The Contractor is expressly free to perform services for other parties during the term of this Agreement, subject to Contractor’s duty of confidentiality under this Agreement. During the term of this Agreement and for a period of one (1) year following any termination, the Contractor (directly or indirectly through any affiliate or principal) will not, directly or indirectly solicit, divert, take away or encourage to leave the Company, any employee, consultant, contractor or customer of the Company, notwithstanding that such employee, consultant, contractor or customer may have been originally obtained or recruited through the efforts of Contractor.

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7. Independent Contractor. This Agreement will not render the Contractor an employee, partner, agent of, or joint venturer with the Company for any purpose and Contractor does not have the authority to bind the Company in any manner. The Contractor is and will remain an independent contractor in Contractor’s relationship to the Company. The Contractor will have no claim against the Company hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker’s compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind.

8. Taxes. Contractor will be responsible for payment of all taxes and insurance applicable under existing laws, including, but not limited to, social security taxes, and federal and state and city income taxes (but excluding any taxes on the net income of Company). Contractor warrants that he will make all necessary payments due appropriate governmental agencies to comply with the foregoing and defend, indemnify and hold harmless Company and the officers, directors, employees, agents, Affiliates and representatives of Company against any and all claims, demands, causes of action, damages, losses, liabilities, costs or expenses that may arise out of breach of the foregoing. In the event of any such claim, demand or cause of action, Contractor will immediately reimburse Company for the ongoing costs of any defense, settlement or judgment incurred by Company.

9.Workers Compensation and Other Insurance. Contractor agrees to provide workers compensation insurance, if and as may be required by law, for Contractor and for Contractor’s employees and agents and agrees to hold harmless and indemnify the Company for any and all claims arising out of any injury, disability or death of Contractor or any of Contractor’s employees or agents. The Company will not carry liability insurance for the Contractor relative to any service that Contractor performs for the Company.

10. Successors and Assigns. All of the provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, if any, successors, and assigns.

11. Choice of Law. The laws of the State of Arizona, without reference to conflict of law provisions, will govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto.

12. Headings. Section headings are not to be considered a part of this Agreement and are not intended to be a full and accurate description of the contents hereof.

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13. Waiver. Waiver by one party hereto or breach of any provision of this Agreement by the other will not operate or be construed as a continuing waiver.

14. Assignment. The Contractor shall not assign any of Contractor’s rights under this Agreement, or delegate the performance of any of Contractor’s duties hereunder, without the prior written consent of the Company.

15. Notices. Any and all notices, demands, or other communications required or desired to be given hereunder by any party will be in writing and will be validly given or made to another party if personally served, or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice or demand is served personally, notice will be deemed constructively made at the time of such personal service. If such notice, demand or other communication is given by mail, such notice will be conclusively deemed given five days after deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given at the above address. Any party hereto may change its address for purposes of this paragraph by written notice given in the manner provided above.

16. Modification or Amendment. No amendment, change or modification of this Agreement will be valid unless in writing signed by the parties hereto.

17. Entire Understanding. This document and any exhibit attached constitute the entire understanding and agreement of the parties, and any and all prior agreements, understandings, and representations are hereby terminated and canceled in their entirety and are of no further force and effect.

18. Unenforceability of Provisions. If any provision of this Agreement, or any portion thereof, is held to be invalid and unenforceable, then the remainder of this Agreement will nevertheless remain in full force and effect.

19. Attorneys’ Fees. If the services of an attorney are required by any party to secure the performance of this Agreement or otherwise upon the breach or default of another party to this Agreement, or if any judicial remedy or arbitration is necessary to enforce or interpret any provision of this Agreement or the rights and duties of any person in relation thereto, the prevailing party will be entitled to attorneys’ fees, costs and other expenses, in addition to any other relief to which such party may be entitled. Any award of damages following judicial remedy or arbitration as a result of the breach of this Agreement or any of its provisions will include an award of prejudgment interest from the date of the breach at the maximum amount of interest allowed by law.

NUTRACEA	Crow & Associates, LLC

/s/ Brad Edson	/s/ Todd C. Crow
By: Brad Edson, CEO	by: Todd C. Crow

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